EXHIBIT 23.02

                      SOUTH CAROLINA ELECTRIC & GAS COMPANY




INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement No. 333-65460 on Form S-3 of our report dated February 8, 2002 appearing in this Annual Report on Form 10-K of South Carolina Electric & Gas Company for the year ended December 31, 2001.





s/Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Columbia, South Carolina
March 27,  2002